UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

GoLogiq, Inc.

(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, NY 10004
(Address of Principal Executive Offices)

(808) 829-1057

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 3.02 Unregistered Sales of Equity Securities.

On July 26, 2022, GoLogiq, Inc. (the “Company”) sold and issued an aggregate of 2,000,000 shares of newly created Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”), of the Company to certain members of its management for an aggregate purchase price of $20,000 ($0.01 per share). The Series A Preferred Stock issued to each such member of management shall be subject to a repurchase option and shall vest 25% at issuance and the remaining 75% shall vest in equal monthly installments over a period of twelve (12) months from the date of issuance, provided such person provides continued service to the Company during such period.

The terms and conditions of the Series A Preferred Stock are discussed in further detail in Item 5.03 of this Current Report on Form 8-K (this “Report”), below, which information is incorporated into this Item 3.02 by reference.

No underwriters were involved in the transaction described above. The issuance of the shares of Series A Preferred Stock by the Company was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act and/or Rule 506 promulgated thereunder.

Item 3.03 Material Modification of the Rights of Security Holders

To the extent applicable, the information set forth below in Item 5.03 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 26, 2022, the Company filed a Certificate of Designation of the Series A Preferred Stock (the “COD”) with the Secretary of State of the State of Nevada to designate 2,000,000 of the Company’s authorized shares of preferred stock as Series A Preferred, which COD sets forth the rights, preferences and limitations of the shares of the Series A Preferred. In accordance with the Company’s amended and restated articles of incorporation, the Company’s board of directors approved the COD and creation of the Series A Preferred; stockholder approval was not required.

A summary of the material rights, preferences and limitations of the Series A Preferred, as set forth in the COD, is set forth below.

Rank

Except as otherwise set forth in the COD, with respect to rights on liquidation, winding up and dissolution, the Series A Preferred ranks pari passu to shares of the Company’s common stock.

Dividends

Holders of Series A Preferred are entitled to dividends equal to (on an as-if-converted-to-common stock basis calculated based on the Conversion Ratio (defined below), disregarding for such purpose any conversion limitations or liquidation preferences) and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series A Preferred shall be entitled to receive, on an as-if-converted-to-common stock basis (calculated based on the Conversion Ratio, disregarding for such purpose any conversion limitations or liquidation preferences), the entire assets of the Company legally available for distribution by the Company with equal priority and pro rata among the holders of the Company’s common stock.

Voting Rights

Holders of Series A Preferred have the right to cast forty-five (45) votes for each share of Series A Preferred held of record on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law. There is no right to cumulative voting in the election of directors. Holders shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stock holders of the Company, except to the extent that voting as a separate class or series is required by law.

Conversion

Each share of Series A Preferred is convertible, at the option of the holder, at any time and from time to time commencing on the eighteenth (18th) anniversary of July 26, 2022 (such period, the “Holding Period”), into one (1) share of Company common stock (the “Conversion Ratio”), subject to certain adjustments. In the event of a Liquidation Event (as defined in the COD), such optional conversion right will terminate at the close of business on the last full day preceding the date fixed for payment or distribution in connection therewith.

In the event of (i) an initial public offering of a subsidiary of the Company or (ii) a significant acquisition of a business or assets in a transaction value equal to or greater than $5,000,000 (the “Premium Triggering Events”) during the Holding Period, the Conversion Ratio shall automatically increase such that each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time thereafter, into three (3) shares of Company common stock.

No fractional shares of common stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which a holder would otherwise be entitled, the number of shares of common stock to be issued upon conversion of the Series A Preferred shall be rounded to the nearest whole share.

In the event of a conversion, any shares of Series A Preferred that were converted into Company common stock shall be retired and cancelled, and may not be reissued as shares of such series.

Redemption

Holders of the Series A Preferred shall not have redemption rights.

The foregoing description of the rights, preferences and limitations of the Series A Preferred is qualified in its entirety by reference to the full text of the COD, a copy of which is filed as Exhibit 3.1 to this Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock, effective as of July 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLOGIQ, INC.

Date: July 26, 2022	By:	/s/ Matthew S. Brent
		Name:	Matthew S. Brent
		Title:	Chief Executive Officer

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